Exhibit 4.1

SUBSCRIPTION AGREEMENT

Intending to become a possessor of common stocks (the “Shares”) of NAPLOY CORP., a corporation established in accordance with the statutes of Wyoming (known as the "Company"), the undersigned (the “Subscriber”) has affixed their signature below.

Accordingly, the Subscriber hereby agrees as follows:

I.	Subscription

The Subscriber, intending to be bound, hereby irrevocably agrees to purchase from the Company, the number of shares, set forth on the Signature Page at the end of this subscription Agreement (the “Agreement”) at a purchase price of $0.02 per share, upon the terms and conditions hereinafter set forth. This subscription is submitted to the Company in accordance with and subject to the terms and conditions described in this Agreement. The Subscriber acknowledges that the Company reserves the right, in its sole and absolute discretion, to accept or reject this subscription and the subscription will not be binding until accepted by the Company in writing.

The closing of the Subscription of Shares hereunder (the “Closing”) shall occur immediately upon:

a.	receipt and acceptance by the Company of a properly executed Signature Page to this Agreement; and
b.	receipt of all funds for the subscription of shares hereunder.

II.	Representations of Subscriber

By entering into this Agreement, the Subscriber hereby affirms, declares, and provides warranties to the Company, with the intention and understanding that the Company will rely on them:

a.	The Subscriber acknowledges the public accessibility of the Company's current prospectus, which is made available in the Company's most recent S-1 Registration Statement. This prospectus explicitly outlines the terms and conditions of the offering of Common Stock and provides a description of the associated risks.
b.	If the Subscriber is acquiring the Shares in a fiduciary capacity on behalf of another individual or entity, including but not limited to a corporation, partnership, trust, or any other entity, the Subscriber has been duly authorized and empowered to execute this Subscription Agreement and all other relevant subscription documents. Upon the Company's request, the Subscriber will furnish true, comprehensive, and up-to-date copies of all pertinent documents establishing the Subscriber's existence, authorizing its investment in the Company, and validating the fulfillment of the aforementioned requirements.
c.	All information provided by the Subscriber in this Agreement regarding their identity is accurate and complete as of the date hereof and as of the date of the Closing.

III.	Purchase Procedure

The Subscriber acknowledges that, in order to subscribe for Shares, he must, and he does hereby, deliver to the Company:

a.	оne (1) executed counterpart of the Signature Page attached to this Agreement together with appropriate notarization; and
b.	а check or a wire transfer payment in the amount set forth on the Signature Page attached to this Agreement, representing payment in full for the Shares desired to be purchased hereunder, made payable to the order of NAPLOY CORP.

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IV.	Execution in Counterparts

This Subscription Agreement may be executed in one or more counterparts.

V.	Applicable Law

This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming as applied to the contracts made and wholly to be performed in that State.

VI.	Persons Bound

This Subscription Agreement, unless otherwise stipulated herein, shall be advantageous to and enforceable by the Company, its successors, and assigns, as well as each Subscriber, their respective heirs, executors, administrators, successors, and assigns.

VII.	Notices

Any notice, demand or other communication which any party hereto may be required, or may elect, to give to any other party hereunder shall be sufficiently given in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, to the address of each party set forth herein.

VIII.	Certification

The Subscriber confirms that they have thoroughly read the entirety of this subscription agreement and that every statement made by the Subscriber herein is accurate and comprehensive.

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SUBSCRIBER SIGNATURE

The undersigned, desiring to subscribe for the number of Shares of NAPLOY CORP. (the “Company”) as is set forth below, acknowledges that he/she has received and understands the terms and conditions of the Subscription Agreement attached hereto and that he/she does hereby agree to all the terms and conditions contained therein.

IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the date set forth below.

(PLEASE PRINT OR TYPE THE INFORMATION IN THE TABLE BELOW)

Number of Shares (x $0.02 per share)
Total Amount of Subscription
Exact name of Subscriber
Address of Subscriber
Date
Signature of Subscriber	(Signature)

Authorized signatures of the NAPLOY CORP., a Wyoming Corporation

_______________________________________

Frederick Sidney Reinhard Arnold, President

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